Exhibit 4.2

NOTE PURCHASE AGREEMENT is made on December 13, 2002.


BETWEEN

(1)   VISHAY INTERTECHNOLOGY, Inc. (the Company); and

(2)   THE SUBSCRIBERS listed in the Schedule (the Subscribers).

WHEREAS:

(A) The Company has entered into a Loan Note Instrument of even date (the Instrument), constituting up to $105,000,000 unsecured loan notes 2102 (the Loan Notes).

(B)   The Subscribers propose to subscribe the Loan Notes.

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 The headings in this Agreement are for convenience only and shall not affect the interpretation hereof. All references to provisions of statutes shall be deemed also to refer to the corresponding provision of any statutory modification or re-enactment thereof. Words in this Agreement denoting the singular only shall include the plural and vice versa.

1.2 Capitalised terms defined in the Instrument shall have, unless otherwise defined in this Agreement, the same meanings when used in this Agreement.

2.    WARRANTIES OF THE COMPANY

In consideration of the Subscribers subscribing the Loan Notes, the Company hereby represents and warrants as follows:

Organisation, Power and Authority

2.1 The Company is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Instrument and to issue the Loan Notes and to perform the provisions hereof and thereof.

Compliance with Laws, Other Instruments, etc.

2.2 The execution, delivery and performance by the Company of this Agreement and the Instrument and the issuance of the Loan Notes on the terms and conditions set out in the Instrument and any amendments thereto, (a) have been duly authorised by all necessary corporate action on the part of the Company and
(b) do not, and will not, (i) contravene, result in any breach of, or constitute a default under, the constitutional documents of the Company as of the date hereof, any indenture, mortgage, deed, loan,

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purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Company, or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Company.

Authorisation, etc.

2.3 All necessary authorisations, consents, licences and approvals required by the Company for and in connection with the performance by the Company of its obligations hereunder and in connection with the execution and performance of the Instrument or the issue of the Loan Notes have been obtained and are in full force and effect. Each of this Agreement, the Instrument and the Loan Notes constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms (subject to general equitable principles limiting the enforceability of claims and to all applicable insolvency, bankruptcy and other laws of general application relating to creditors' rights or claims and to the laws relating to prescription). The due payment of the principal and interest (including any additional amounts payable under the terms of the Loan Notes) in respect of the Loan Notes, the due and punctual payment of all amounts payable by the Company in respect of the Loan Notes or under any of the aforementioned agreements to which it is a party will not infringe the terms of any such authorisation, consent or approval or any existing provisions of law.

Events Entitling Noteholders to Redeem

2.4 There exists no condition, event or circumstance that would, or that would with the giving of notice and/or the issue of a certificate or report and/or the lapse of time, entitle a Noteholder to redeem the Loan Notes held by it pursuant to clause 7 of the Instrument.

Governmental Authorisations, etc.

2.5 No consent, approval or authorisation of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Instrument or the Loan Notes.

Pari Passu Ranking

2.6 The Company's obligations under the Notes will rank at least pari passu, without preference or priority in right of payment, with all other unsecured and unsubordinated payment obligations of the Company.

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3.    NOTICES

Any notices or other document in connection with this Agreement shall be given or sent to the parties in accordance with Conditions 14, 15 and 16 of the Instrument as though the same were set out herein mutatis mutandis.

4.    RIGHTS OF NOTEHOLDERS

4.1 The Company agrees that the benefit of the representations and the warranties contained in this Agreement shall accrue to the benefit of the Noteholders from time to time with the intent that each such Noteholder will be entitled to all rights and remedies in respect thereof.

4.2 For the avoidance of doubt, the Company confirms that the rights of the Noteholders hereunder are divided rights that may be separately enforced by each of them.

5.    COUNTERPARTS

This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

6.    GOVERNING LAW AND JURISDICTION

6.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.2 Each of the parties agrees that the courts of the State of New York are to have exclusive jurisdiction to settle any disputes that may arise in connection with this Agreement.

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                                    SCHEDULE


                                 THE SUBSCRIBERS

Name and Address                      Contact details          Nominal Amount
                                                               of Notes (US$)

Column 1                              Column 2                   Column 3

Phoenix Acquisition Company S.ar.l    Fax: 00352444455222        4,038,000
398 route d'Esch                      Attn: Marc Feider
L-1471
Luxembourg

Sankaty High Yield Asset Partners     Fax +1 617 516 2710        9,027,000
L.P.                                  Tel:+1 617 516 2724
111 Huntington Avenue
Boston, MA 02199                      Attn: Stuart Davies
USA

BCM Capital Partners L.P.             As for Sankaty             6,113,000
111 Huntington Avenue                 High Yield Asset
Boston, MA 02199                      Partners L.P.
USA

BCIP Associates II                    As for Sankaty                34,000
111 Huntington Avenue                 High Yield Asset
Boston, MA 02199                      Partners L.P.
USA

BCIP Trust Associates II              As for Sankaty               166,000
111 Huntington Avenue                 High Yield Asset
Boston, MA 02199                      Partners L.P.
USA

JP Morgan Partners (BHCA), L.P.       Tel: +1 212 899 3663      47,508,000
1221, Avenue of the Americas,         Attn: Richard D.
39th floor                            Waters, Jr.
NEW YORK
NY 10020-1000 USA

formerly named Chase Equity
Associates, L.P.

GarMark Partners L.P.                 Fax: +1 203 325 8522      29,700,000
One Landmark Square                   Tel: +1 203 325 8500
6th Floor
Stamford, CT 06901

BCIP Trust Associates II-B            As for Sankaty                 3,000
111 Huntington Avenue                 High Yield Asset
Boston, MA 02199                      Partners L.P.
USA

Bain Capital V Mezzanine Fund L.P.    As for Sankaty             8,411,000
111 Huntington Avenue                 High Yield Asset
Boston, MA 02199                      Partners L.P.
USA

                                      Total =                  105,000,000


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IN WITNESS whereof the parties have executed this Agreement on the date specified above.



The Company

SIGNED                                 )
for and on behalf of                   )
VISHAY INTERTECHNOLOGY, INC.           )






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

The Subscribers


SIGNED                                    )
for and on behalf of                      )
PHOENIX ACQUISITION                       )
COMPANY S.AR.L                            )




SIGNED by SANKATY ADVISORS, LLC)
for and on behalf of           )
SANKATY HIGH YIELD ASSET       )
PARTNERS L.P.                  )


SIGNED by SANKATY ADVISORS, LLC)
for and on behalf of           )
BCM CAPITAL PARTNERS L.P.      )



SIGNED by SANKATY ADVISORS, LLC)
for and on behalf of           )
BCIP ASSOCIATES II             )



SIGNED by SANKATY ADVISORS, LLC)
for and on behalf of           )
BCIP TRUST ASSOCIATES II       )



SIGNED by SANKATY ADVISORS, LLC)
for and on behalf of           )
BCIP TRUST ASSOCIATES II-B     )


SIGNED by SANKATY ADVISORS, LLC)
for and on behalf of           )
BAIN CAPITAL V MEZZANINE       )
FUND L.P.                      )


SIGNED                         )
for and on behalf of           )
GARMARK PARTNERS L.P.          )

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

SIGNED                         )
for and on behalf of           )
JP MORGAN PARTNERS (BHCA), L.P.)



By:            JPMP Master Fund Manager, L.P.,
               its general partner

By:            JPMP Capital Corp.,
               its general partner

By:            ____________________________
               Name:
               Title:






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

                                December 13, 2002






                          VISHAY INTERTECHNOLOGY, INC.
                                  (the Company)




                                       and




                                 THE SUBSCRIBERS









           ==========================================================

                             NOTE PURCHASE AGREEMENT

           ==========================================================







                         FRESHFIELDS BRUCKHAUS DERINGER

                                    CONTENTS


CLAUSE                                                           PAGE



1.    Definitions and interpretation.................................1

2.    Warranties of the Company......................................1

3.    Notices........................................................3

4.    Rights of Noteholders..........................................3

5.    Counterparts...................................................3

6.    Governing Law and Jurisdiction.................................3

Schedule the Subscribers.............................................4